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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C. 20549

                                  FORM 8-K

                               CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 30, 2006


                                SOLUTIA INC.
                                ------------
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                  DELAWARE
                                  --------
                          (STATE OF INCORPORATION)
            001-13255                                    43-1781797
            ---------                                    ----------
            (COMMISSION                                  (IRS EMPLOYER
            FILE NUMBER)                                 IDENTIFICATION NO.)



 575 MARYVILLE CENTRE DRIVE, P.O. BOX 66760, ST. LOUIS, MISSOURI     63166-6760
 ---------------------------------------------------------------     ----------
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                           (ZIP CODE)



                               (314) 674-1000
                               --------------
             REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported, on December 17, 2003 Solutia Inc. ("Solutia") and its 14 U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the "Bankruptcy Code") in the U.S. Bankruptcy Court for the Southern District of New York (the "Court"). The cases were consolidated for the purpose of joint administration and were assigned case number 03-17949 (PCB). Solutia's subsidiaries outside the United States were not included in the Chapter 11 filing.

On May 23, 2006 Solutia's wholly-owned, non-debtor subsidiary Solutia Europe S.A./N.V. ("SESA") entered into a Share and Asset Purchase Agreement (the "Purchase Agreement"), between SESA and Dishman Pharmaceuticals & Chemicals Ltd. ("Dishman"). Solutia issued a press release on May 24, 2006 regarding entry into the Purchase Agreement which is attached hereto as Exhibit 99.1.

The description of the Purchase Agreement contained herein sets forth a brief summary of certain material terms of that agreement. However, this description does not purport to be complete and is qualified in its entirety by reference to the specific terms of the Purchase Agreement.

The Purchase Agreement provides for the sale by SESA to Dishman of all of the outstanding share capital of SESA's wholly-owned subsidiaries CarboGen AG ("CarboGen") and AMCIS AG ("AMCIS" and, together with CarboGen, the "Swiss Companies"), along with certain other assets of SESA and Solutia and their respective affiliates used by the Swiss Companies in their business (the "Transferred Assets"). Dishman will assume substantially all of the liabilities relating to the Swiss Companies and the Transferred Assets, other than certain liabilities with respect to the Transferred Assets arising prior to the closing of the transaction and liabilities under certain employment agreements. The sale price is $74.5 million, subject to adjustment for working capital amounts.

Closing of the sale is subject to a number of conditions, including authorization from the Bankruptcy Court of the sale of the Transferred Assets owned by Solutia, removal of restrictions on the sale contained in SESA's Euronotes, and certain other governmental and regulatory approvals.

The Purchase Agreement may be terminated by SESA, on the one hand, or by Dishman, on the other hand, if any of the conditions to closing become incapable of fulfillment or if the Closing has not occurred by August 31, 2006.

SESA has agreed, subject to certain exceptions, that for a period of three years after the closing of the Purchase Agreement neither it nor its affiliates will compete with the business of the Swiss Companies or solicit for employment certain employees of the Swiss Companies and their current affiliates.

Pursuant to the Purchase Agreement, SESA has agreed, subject to certain limitations and exclusions, to indemnify Dishman and its affiliates and representatives from and against any damages arising from any breach of the representations and warranties or covenants contained in the Purchase Agreement, pre-closing breach of certain contracts assumed pursuant to the Purchase Agreement, the termination of certain real property leases of AMCIS, or as a result of certain other liabilities retained by SESA. Dishman has agreed, subject to certain limitations and exclusions, to indemnify SESA and its affiliates and representatives from and against any damages arising from any breach of the representations and warranties or covenants contained in the Purchase Agreement, termination of employment agreements of certain employees of the Swiss Companies and their current affiliates, or as a result of certain other liabilities of the Swiss Companies.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits:

Exhibit Number             Description
--------------             -----------

         99.1 May 24, 2006 Press Release announcing that Solutia Europe, S.A./N.V., a wholly-owned subsidiary of Solutia Inc., entered into a Stock and Asset Purchase Agreement with Dishman Pharmaceuticals & Chemicals Ltd. for the sale of Solutia Europe's CarboGen AG and AMCIS AG subsidiaries and other assets relating to the Pharmaceutical Services business




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                                 SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                        SOLUTIA INC.
                                        --------------------------------------
                                        (Registrant)

                                        /s/ Rosemary L. Klein
                                        ---------------------
                                        Senior Vice President, General Counsel
                                        and Secretary


DATE: MAY 30, 2006